UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma consolidated financial statements (the 'Pro Forma Financial Statements') are based on the financial statements of the Company, Koplar Communications and Channel 32, Incorporated ('Channel 32') included elsewhere in this Prospectus, adjusted to give effect to the Knoxville Acquisition, the Albuquerque Acquisition and the Pending Acquisitions. The unaudited pro forma consolidated statements of operations give effect to the Transactions as if they had occurred as of the beginning of the periods shown, and the unaudited pro forma consolidated balance sheet gives effect to the Knoxville Acquisition, the Albuquerque Acquisition and the Pending Acquisitions as if they had occurred as of September 30, 1997. The pro forma data are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to represent what the Company's result of operations or financial condition would actually have been had the transactions occurred on such dates or to project the Company's results of operations or financial condition for any future period or date. The Pro Forma Financial Statements should be read in conjunction with the financial statements of the Company and the historical financial statements of Koplar Communications and Channel 32, the prior owners of Station KPLR and Station KWBP, respectively, included elsewhere in this Prospectus, and 'Management's Discussion and Analysis of Results of Operations and Financial Condition.' In connection with the St. Louis Acquisition, the Company entered into the St. Louis LMA with Koplar Communications. Edward J. Koplar is the controlling stockholder, chief executive officer and chief operating officer of Koplar Communications. In addition, the Company intends to enter into the Management Agreement with Mr. Koplar, and grant to an affiliate of Mr. Koplar the right to encode the broadcast signals of Station KPLR and other television stations the Company owns or operates with such entity's interactive technology. The Company has also granted to Mr. Koplar approval rights with respect to certain dispositions of Station KPLR by the Company for a period of five years. In connection with the Portland Acquisition, the Company entered into an LMA with Channel 32. See 'Certain Relationships and Related Transactions.' In addition, Channel 32 obtained $4.4 million of membership units in ACME Parent upon consummation of the Portland Acquisition. In connection with the Salt Lake City Acquisition, $3.0 million of membership units in ACME Parent were issued to each of Steven C. Roberts and Michael V. Roberts. Prior to such arrangements in connection with the Acquisitions, the Company had no relationships with any of the owners of such businesses.



     The Knoxville Acquisition, the Albuquerque Acquisition and the Pending Acquisitions will be accounted for using the purchase method of accounting. After each acquisition, the total consideration of such acquisition will be allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective estimated fair values. The allocation of the aggregate total consideration included in the Pro Forma Financial Statements is preliminary as the Company believes further refinement is impractical at this time. However, the Company does not expect that the final allocation of the total consideration will materially differ from the preliminary allocations set forth herein.

                ACME INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                     ASSETS

                                                                  HISTORICAL
                                                         -----------------------------     PRO FORMA      PRO FORMA
                                                             ACME           KOPLAR        -----------    -----------
                                                         INTERMEDIATE   COMMUNICATIONS    ADJUSTMENTS    THE COMPANY
                                                         ------------   --------------    -----------    -----------
Cash and cash equivalents..............................    $ 27,211        $     --        $ (21,210)(1)  $  6,001
Accounts receivable, net...............................         405           7,281               --         7,686
Due from parent........................................      14,830              --               --        14,830
Current portion of programming rights..................         581           4,889               --         5,470
Prepaid expenses and other current assets..............         201             513               --           714
                                                           --------        --------        ----------     --------
          Total current assets.........................      43,228          12,683          (21,210)       34,701
Property and equipment, net............................       4,177           2,394               --         6,571
Programming rights, net of current portion.............         590           4,097               --         4,687
Deposit................................................     143,016              --         (143,000)(1)        16
Other assets...........................................      13,315           3,148           (3,000)(1)    10,880
                                                                                              (2,583)(2)
Broadcast licenses and other intangibles...............      22,570              --          171,905 (1)   194,475
                                                           --------        --------        ---------      --------
          Total assets.................................    $226,896        $ 22,322        $   2,112      $251,330
                                                           ========        ========        =========      ========


                               LIABILITIES AND MEMBERS' CAPITAL/SHAREHOLDERS' DEFICIT

Accounts payable and accrued liabilities...............    $ 10,072        $  9,289        $   1,000 (1)  $ 14,653
                                                                                              (5,708)(2)
Current portion of programming rights payable..........         876           5,089               --         5,965
Current portion of note payable-programmer.............          --             400             (400)(2)        --
Note payable to bank...................................       3,500              --               --         3,500
Current portion of capital lease obligations...........         284              --               --           284
                                                           --------        --------        ---------      --------
          Total current liabilities....................      14,732          14,778           (5,108)       24,402
Programming rights payable, net of current portion.....         597           4,542               --         5,139
Obligations under lease, net of current portion........         422              --               --           422
Note payable-programmer................................          --           3,455           (3,455)(2)        --
Other long-term liabilities............................          --           2,222            2,000 (1)      4,222
Senior secured discount notes..........................      35,650              --               --        35,650
Senior discount notes..................................     127,370              --               --       127,370
Other long-term debt...................................          --          12,381          (12,381)(2)        --
                                                           ----------      --------         --------      --------
          Total liabilities............................     178,771          37,378          (18,944)      197,205
Members' capital/shareholders' equity..................      51,363              46            6,000 (1)     57,363
                                                                                                 (46)(3)
Accumulated deficit....................................      (3,238)        (15,102)          15,102 (3)     (3,238)
                                                           ----------      --------         --------      --------
          Total members' capital/shareholders'
            deficit....................................      48,125         (15,056)          21,056        54,125
                                                           ----------      --------         --------      --------
Liabilities and members' capital/shareholders'
  deficit..............................................    $226,896        $ 22,322         $  2,112      $251,330
                                                           ========        ========         ========      ========


                        (See notes on the following page)

                        ACME INTERMEDIATE HOLDINGS, LLC
            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997


(1) Reflects  the   allocation   of  the  purchase   prices  for  the  Knoxville
    Acquisition, the Albuquerque Acquisition and the Pending Acquisitions as follows (dollars in thousands):





                                                                      KZAR AND    ESTIMATED
                                                 KPLR       WINT        KAUO        COSTS       TOTAL
                                               --------    -------    --------    ---------    --------
Consideration:
  Cash......................................   $      0    $13,200    $ 8,010      $    0     $ 21,210
  Deposits..................................    143,000         --         --          --      143,000
  ACME Parent Membership Units..............         --         --      6,000          --        6,000
  Prepaid acquisition costs.................         --         --         --       3,000        3,000
  Consulting payments under management
     agreement ($1.0 million current and
     $2.0 million long-term)................      3,000         --         --          --        3,000
                                               --------    -------    -------      ------     --------
       Total................................    146,000     13,200     14,010       3,000      176,210
Less:
  Fair value of net tangible assets
     acquired...............................      4,305         --         --          --        4,305
                                               --------    -------    -------      ------     --------
  Broadcast licenses........................   $141,695    $13,200    $14,010      $3,000     $171,905
                                               ========    =======    =======      ======     ========





(2) Adjustments to record the estimated fair value of net tangible assets acquired in the St. Louis Acquisition as follows (dollars in thousands):

Book value of net assets acquired........................................   $(15,056)
Other assets not acquired................................................     (2,583)
Note payable-programmer not assumed:
  Current portion........................................................        400
  Long-term portion......................................................      3,455
Other long-term note not assumed.........................................     12,381
Accrued liabilities:
  Accrued liabilities not assumed........................................      5,900
  Working capital purchase price adjustment..............................       (192)
                                                                            --------
Fair value of net assets acquired........................................   $  4,305
                                                                            ========

(3) Elimination of Station KPLR historical shareholders' deficit.

                ACME INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                 HISTORICAL(1)
                                                                           -------------------------     PRO FORMA      PRO FORMA
                                                                           CHANNEL        KOPLAR        -----------    -----------
                                                                             32       COMMUNICATIONS    ADJUSTMENTS    THE COMPANY
                                                                           -------    --------------    -----------    -----------
Revenues................................................................   $ 3,202       $27,260          $     --      $ 30,462
Operating expenses:
  Programming...........................................................     3,060        11,365                --        14,425
  Selling, general and administrative...................................     1,497        11,318            (2,700)(4)    10,115
  Depreciation and amortization.........................................       557           702             9,705 (5)    10,964
                                                                           -------       -------          --------      --------
     Total operating expenses...........................................     5,114        23,385             7,005        35,504
                                                                           -------       -------          --------      --------
Operating income (loss).................................................    (1,912)        3,875            (7,005)       (5,042)
Interest expense........................................................    (3,330)       (2,155)          (20,712)(2)   20,712)
                                                                                                             5,485 (3)
Other, net..............................................................      (491)         (699)              443 (6)      (747)
                                                                           -------       -------          --------      --------
Income (loss) before income taxes and extraordinary item................    (5,733)        1,021           (21,789)      (26,501)
Income tax (expense) benefit............................................        --          (462)              462 (7)        --
                                                                           -------       -------          --------      --------
Net income (loss) before extraordinary item.............................   $(5,733)      $   559          $(21,327)     $(26,501)
                                                                           =======       =======          ========      ========
OTHER DATA:
  EBITDA(8)(9)..........................................................   $  (575)      $ 5,922          $  2,700 (4)  $  8,047
                                                                           =======       =======          ========      ========


- ------------------
(1) The Company was not formed as of December 31, 1996. Accordingly, historical results have not been presented. The unaudited consolidated statement of operations for Station KWBP includes the six months ended June 30, 1996 and the six months ended December 31, 1996.

(2) Reflects (i) interest expense (10.875% per annum) and amortization of issuance costs (estimated to be $5.8 million amortized over 7 years) on the Television Notes, (ii) interest expense (12.0% per annum) and amortization of discount and issuance costs (estimated to be $5.9 million including $4.3 million of the estimated gross proceeds from the sale of Units allocated to Membership Units over 8 years) on the Notes, and (iii) issuance costs on the capital lease obligations and bank fees (estimated to be $700,000 amortized over 5 years).

(3) Reflects adjustment to eliminate historical interest expense.

(4) Reflects the (i) decrease in payroll and payroll related costs of selling, general and administrative personnel due to termination of employees or reduction in levels of compensation and (ii) elimination of certain marketing programs as follows (dollars in thousands):

  Adjustments to selling, general and administrative expenses:
    Reductions of senior executive compensation.......................................................  $1,750
    Reductions of sales force.........................................................................     300
    Discontinued marketing programs...................................................................     400
    Other reductions..................................................................................     250
                                                                                                        ------
                                                                                                        $2,700
                                                                                                        ======


   The reductions of senior executive compensation reflect the elimination of the chief executive officer at Koplar Communications and a net reduction in general manager compensation based on the Company's employment agreement with the current general manager of Koplar Communications.



(5) Reflects the amortization of $194.1 million of broadcast licenses, relating to the Acquisitions, over a 20 year period.

(6) Reflects the adjustment to eliminate the reserve recorded by Koplar Communications on a note receivable from a related party. This note receivable will not be acquired by the Company.

(7) Reflects adjustment to income tax expense.

(8) EBITDA is defined as operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a Company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(9) Pro Forma EBITDA has not been adjusted to reflect the elimination of payments of certain program obligations relating to programs where Station KPLR's rights have expired or which are not currently being utilized by Station KPLR or to reflect the impact of other potential adjustments to the value of programming rights.

                ACME INTERMEDIATE HOLDINGS, LLC AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)


                                                                               HISTORICAL
                                                                     ------------------------------     PRO FORMA      PRO FORMA
                                                                         ACME            KOPLAR        -----------    -----------
                                                                     INTERMEDIATE    COMMUNICATIONS    ADJUSTMENTS    THE COMPANY
                                                                     ------------    --------------    -----------    -----------
Revenues..........................................................     $  2,155         $ 21,347        $      --      $  23,502
Operating expenses:
  Programming.....................................................        1,096            8,458               --          9,554
  Selling, general and administrative.............................        3,173           13,722           (1,951)(3)     14,944
  Depreciation and amortization...................................          551              490            6,965 (4)      8,006
                                                                       --------         --------        ---------      ---------
      Total operating expenses....................................        4,820           22,670            5,014         32,504
                                                                       --------         --------        ---------      ---------
Operating income (loss)...........................................       (2,665)          (1,323)          (5,014)        (9,002)
Interest expense, net.............................................         (573)          (1,117)         (15,065)(1)    (15,065)
                                                                                                            1,690 (2)
Other, net........................................................           --           (1,313)             985 (5)       (328)
                                                                       --------         --------        ---------      ---------
  Income (loss) before income taxes...............................       (3,238)          (3,753)         (17,404)       (24,395)
Income taxes (expense) benefit....................................                         1,031           (1,031)(6)
                                                                       --------         --------        ---------      ---------
Net income (loss).................................................     $ (3,238)        $ (2,722)       $ (18,435)     $ (24,395)
                                                                       ========         ========        =========      =========
OTHER DATA:
  EBITDA(7)(8)....................................................     $ (2,225)        $ (1,346)       $   4,951(3)   $  (1,620)
                                                                       ========         ========        =========      =========


- ------------------
(1) Reflects (i) interest expense (10.875% per annum) and amortization of issuance costs (estimated to be $5.8 million amortized over 7 years) on the Television Notes, (ii) interest expense (12.0% per annum) and amortization of discount and issuance costs (estimated to be $5.9 million including $4.3 million of the estimated gross proceeds from the sale of Units allocated to Membership Units over 8 years) on the Notes, and (iii) issuance costs on the capital lease obligations and bank fees (estimated to be $700,000 amortized over 5 years).

(2) Reflects adjustment to eliminate historical interest expense.

(3) Entry records (i) decrease in payroll and payroll related costs of selling, general and administrative personnel due to termination of employees or reductions in levels of compensation and (ii) elimination of certain marketing programs as follows (dollars in thousands):


  Adjustments to selling, general and administrative expenses:
     Reductions of senior executive compensation......................................................    $1,238
     Reductions of sales force........................................................................       225
     Discontinued marketing programs..................................................................       300
     Other reductions.................................................................................       188
                                                                                                          ------
                                                                                                          $1,951
                                                                                                          ======



   Such adjustments do not reflect $5.9 million of non-recurring senior executive compensation relating to the St. Louis LMA.



   The reductions of senior executive compensation reflect the elimination of the chief executive officer at Koplar Communications and a net reduction in general manager compensation based on the Company's employment agreement with the current general manager of Koplar Communications.



(4) Reflects amortization of broadcast licenses as follows: (i) $22.7 million of Station KWBP broadcast licenses rights for the period from January 1, 1997 to June 16, 1997 (acquisition date) using a 20 year estimated life, and (ii) $171.9 million broadcast licenses relating to the Knoxville Acquisition, the Albuquerque Acquisition and the Pending Acquisitions, amortized over an estimated life of 20 years (including $3.0 million payable pursuant to the Management Agreement to be entered into with Mr. Koplar upon consummation of the St. Louis Acquisition, which the Company allocated to broadcast licenses because it has no right to compel Mr. Koplar to provide any services in exchange for such payment).


(5) Reflects   adjustment   to   eliminate   the  reserve   recorded  by  Koplar
    Communications on a note receivable from a related party. The note receivable from related party will not be assumed by the Company.

(6) Reflects adjustment to income tax expense.

(7) EBITDA is defined as operating income (loss), plus depreciation, amortization and other noncash charges, including amortization of programming rights, minus programming payments. Although EBITDA is not calculated in accordance with GAAP, it is widely used as a measure of a company's ability to service and/or incur debt. EBITDA should not be considered in isolation from or as a substitute for net income, cash flows from operations and other income or cash flow data prepared in accordance with GAAP, or as a measure of profitability or liquidity.

(8) Pro forma EBITDA has not been adjusted to reflect the elimination of payments of certain program obligations on programs where Station KPLR's rights have expired or which are not currently being utilized by Station KPLR or to reflect the impact of other potential adjustment to the value of programming rights.